UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2015

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 3, 2015, Tesla announced that Jason Wheeler will be its next Chief Financial Officer (“CFO”). Jason will also serve as Tesla’s Principal Financial and Accounting Officer, and he will commence employment on November 30, 2015. Jason, 42, joins Tesla from Google Inc. where he was Vice President of Finance.

On June 9, 2015, Tesla announced Deepak Ahuja’s intention to retire as Tesla’s CFO. With Jason’s appointment, Deepak will resign as CFO (including as Principal Financial and Accounting Officer) effective as of November 30, 2015, though Deepak will remain at Tesla for the next few months to ensure an effective transition of his duties to Jason.

Jason will have an annual base salary of $500,000 and will receive a $15 million new hire equity grant (in the form of RSUs or stock options, or a combination thereof), which will be granted and will vest over four years in accordance with the company’s standard equity policies. Jason will also be eligible to participate in the compensation and benefit programs generally available to Tesla’s employees. His employment has no specified term and will be on an at-will basis.

On November 3, 2015, Tesla issued a press release regarding the appointment of Jason as CFO, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Tesla Motors, Inc. dated November 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Todd Maron
Todd Maron Secretary and General Counsel

Date: November 3, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Tesla Motors, Inc. dated November 3, 2015.